UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2026

Petco Health and Wellness Company, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39878	81-1005932
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10850 Via Frontera
San Diego, California		92127
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 453-7845

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.001 per share	WOOF	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 31, 2026, Cameron Breitner resigned from the Board of Directors (the “Board”) of Petco Health and Wellness Company, Inc. (the “Company”) and the Board’s committees, effective as of 12:01 am on August 1, 2026 (the “Effective Time”). Mr. Breitner’s resignation was not due to any disagreement with the Company or on any matter related to the Company’s operations, policies or practices.

On August 1, 2026, the Board appointed Jeffrey Naylor as an independent Class I director, effective immediately upon the Effective Time, to fill the vacancy on the Board created by Mr. Breitner’s departure, to hold office until the next election of Class I directors and until his successor shall have been duly elected and qualified or until his earlier death, resignation, removal, retirement or disqualification. The Board determined that Mr. Naylor qualifies as an independent director under the Nasdaq listing rules and Rule 10A-3 under the Securities Exchange Act of 1934, as amended, for purposes of serving on the Board and the Audit Committee of the Board (the “Audit Committee”). In connection with his appointment to the Board, Mr. Naylor was also appointed as a member and Chair of the Audit Committee, effective immediately upon the Effective Time.

Mr. Naylor served as Senior Corporate Advisor of the TJX Companies, Inc. (“TJX”), a retail company of apparel and home fashions, between 2013 and 2014. Prior to that, he served as Senior Executive Vice President and Chief Accounting Officer of TJX, between 2012 and 2013; as its Senior Executive Vice President, Chief Financial and Administrative Officer, between 2009 and 2012; as its Senior Executive Vice President, Chief Administrative and Business Development Officer, between 2007 and 2009; as its Senior Executive Vice President, Chief Financial and Administrative Officer, between 2006 and 2007; and as its Chief Financial Officer between 2004 and 2006. Prior to joining TJX, Mr. Naylor served as Senior Vice President and Chief Financial Officer of Big Lots, Inc.; Senior Vice President, Chief Financial and Administrative Officer of Dade Behring, Inc.; and Vice President, Controller of The Limited, Inc. He is currently serving on the boards of Synchrony Financial, a premier consumer financial services company, and Wayfair, Inc., an e-commerce retailer of home furnishings and decor.

Mr. Naylor is deemed to be a designee of Scooby Aggregator, LP (“Principal Stockholder”), the Company’s controlling stockholder, for purposes of that certain Stockholder’s Agreement, dated as of January 19, 2021, by and among the Company and the Principal Stockholder. Mr. Naylor does not have any family relationships with any director or executive officer of the Company, and there are no transactions in which Mr. Naylor has an interest requiring disclosure under Item 404(a) of Regulation S-K.

The Company will enter into its standard form of indemnification agreement for directors and certain officers with Mr. Naylor, a copy of which was previously filed as Exhibit 10.2 of the Company’s Registration Statement on Form S-1 (filed with the Securities and Exchange commission (the “SEC”) on December 3, 2020), and the terms of which are incorporated herein by reference. In addition, as an independent director of the Board, Mr. Naylor will receive compensation under the Company’s director compensation program as described in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on May 14, 2026.

Item 7.01 Regulation FD Disclosure.

On August 3, 2026, the Company issued a press release announcing the appointment of Mr. Naylor to the Board. A copy of the press release is attached as Exhibit 99.1 hereto.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release, dated August 3, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Petco Health and Wellness Company, Inc.

Date:	August 3, 2026	By:	/s/ Giovanni Insana
Name: Giovanni Insana Title: Chief Legal Officer and Secretary